*Portions of the Exhibit Index to this Agreement have been redacted pursuant to a request for Confidential Treatment.  The information that has been redacted has been filed separately with the Commission.

EXHIBIT 1

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 001	TRADUÇÃO NO.: 5212

I, Rosemary Aparecida Polato, the undersigned, a Certified Official Translator, duly sworn and appointed by the Registry of Commerce of the State of São Paulo, Brazil and as such qualified to translate legal documents from Portuguese into English, hereby certify the following translation to be true and correct to the best of my knowledge and belief:

PERFORMANCE COMMITMENT AGREEMENT

In accordance with Article 58 of Law 8,884/94 and Article 131 of CADE Resolution 45/07, this Performance Commitment Agreement ("TCD"), dated July 13, 2011, is entered into on the one part, as Performance Guarantor, by

CONSELHO ADMINISTRATIVO DE DEFESA ECONOMICA (ADMINISTRATIVE COUNCIL FOR ECONOMIC DEFENSE) ("CADE"), federal agency established by Law 8,884 of June 11, 1994, with headquarters in Brasilia, DF, SCN, Quadra 2, Projeção C, CNPJ/MF No. 00.418.993/0001-16, herein represented by its president, in office, Councilor Olavo Zago Chinaglia, as provided in section VII, Article 8 of Law 8,884 of June 11, 1994;

and on the other part, as Promisors, by

BRF - BRAZIL FOODS S.A., current designation of PERDIGÃO S.A., a company duly incorporated and existing under Brazilian law, with headquarters at Rua Jorge Tzachel, 475, Itajai-SC, CEP 88301-600, CNPJ/MF No. 01.838.723/0001-27 ("BRF"), by its undersigned legal representatives, and

SADIA S.A. , a company duly incorporated and existing under Brazilian law, with headquarters at Rua Senador Attilio Fontana, 86, Concordia-SC, CEP 89700-000, CNPJ/MF No. 20.730.099/0001-94 ("Sadia"), by its undersigned legal representatives,

WHEREAS,

(a) the Promisors entered into an Agreement of Association merging Sadia and BRF on May 19, 2009, with Sadia becoming a wholly-owned subsidiary of BRF;

(b) the Agreement of Association was submitted to CADE for evaluation under Article 54 of Law 8,884/1994, and such submission was reported as Merger Act No. 08012.004423/2009-18;

(c) the Promisors entered into an Agreement to Preserve the Reversibility of the Operation (“APRO") with CADE on July 8, 2009, providing for Sadia's continued existence as a corporate entity, as well as its continuity, autonomy and independence in its administrative, industrial, commercial, technological and logistical capacities, until CADE issued its final decision under the Merger Act;

(d) after the merger was outlined, CADE found that the Promisors would control more than 50% of virtually all of the principal markets for processed foods, reaching levels of more than 80% in some markets;

(e) since the beginning of the merger, the Sistema Brasileiro de Defesa da Concorrencia (Brazilian System for the Protection of Competition) ("SBDC"), has expressed its concerns, which were evidenced in the APRO Agreement and in the views expressed by SEAE (Economic Monitoring Department), SDE (Economic Law Department) and PROCADE, advocating restrictions;

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 002	TRADUÇÃO NO.: 5212

(f) there are only a few competitors to the Promisors that have more than a 10% share in the relevant markets. According to CADE, the limited market share is mostly due to the lack of scale and the lack of competitive structures of production at all stages of the chain, beginning with raising livestock, to slaughter, processing and subsequent distribution through a logistical network on a national scale;

(g) CADE understands that, in addition to scale and the production structure, an effective competitor must create brand (s) and invest in them to gain market share, since there is strong customer loyalty to the "Sadia" e "Perdigão" brands;

(h) part of the objectives of the anti-trust authorities is to prevent harm to Brazilian consumers, which can be caused by, among other things, rising prices, which cause inflation and undermine the real income of the citizenry;

(i) CADE understands that to achieve the above goals, it is necessary to intervene in the structure and behavior of the parties involved in this merger. For CADE, intervention aims to maintain a competitive environment and minimize the negative impact from possible abuse in BRF' s exercise of its economic power. According to CADE, this power exists in a range of industries with high concentration and barriers to entry, and limited effective competition due in part to competitors that are weak in various respects;

(j) CADE understands that any attempt to restore a healthy, competitive environment to the markets relevant to this transaction requires divestment in favor of a third party, or at least the temporary suppression of one of the premium brands, Sadia or Perdigão, from the relevant markets in which it has a high economic concentration, which, according to CADE, would allow the entry of effective competition to the marketplace, which would also hold a dominant position and be able to handle the economic power of BRF;

(k) according to CADE, any attempt to restore the competitive environment prior to the merger also requires divestment to a third party of processing capacity and the supply of in natura meat;

(l) according to CADE, the scale of this integrated production structure must allow, firstly, for a broad range of products and, secondly, for distribution on a national scale. Such a structure, along with divestment or suspension of one of the premium brands, would provide a structure of production, distribution and sales capable of counteracting BRF's market power;

(m) CADE understands that to have an effective competitor, it is necessary to divest BRF of, or temporarily withdraw, tangible and intangible assets belonging to BRF;

(n) conditions identified by CADE as necessary to achieve these objectives are detailed below, allowing the Council to authorize the Agreement of Association and approve the Merger Act subject to compliance with this TCD by the Promisors, as provided under Article 55 of Law 8,884/94;

(o) votes cast in the Merger Act records will serve as the primary source of interpreting any information gaps in fulfilling the terms of this Performance Commitment Agreement;

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 003	TRADUÇÃO NO.: 5212

Be it resolved that the parties, pursuant to Article 131 of CADE Internal Rules and Article 58 of Law No. 8,884/94, agree to enter into this TCD, adopted at the 4 95th Ordinary Session held on July 13, 2011, in accordance with the following terms and conditions.

1. OBJECTIVES

1.1. The present TCD is part of the decision by the board of CADE under Merger Act No. 08012.003189/2009-10 and is intended to establish measures with the following objectives, according to CADE: (i) prevent the merger of the operations of the Promisors from causing substantial elimination of competition, (ii) create conditions for the presence of effective competitors in the markets affected by the merger, (iii) provide conditions for rapid and efficient entry of competitors in those markets, and (iv) ensure that the benefits resulting from the association are distributed fairly among the participants on the one hand, and the ultimate consumers on the other hand.

1.2. The measures set forth in this TCD apply only to domestic markets and to those markets and/or categories of products specified herein. The Promisors may act freely in foreign markets as a whole, in the domestic dairy market and in the national food service market, to the extent that they do not undermine the purposes and effectiveness of this TCD, without prejudice to any finding of anticompetitive practices in relation to markets not fully mentioned in this TCD, among other aspects in the application of Law No. 8,884/94.

2. MEASURES IMPOSED ON PROMISORS

2.1. As determined by CADE, to serve the purposes identified in Paragraph 1.1, BRF and Sadia shall agree to the following obligations:

(a) Divestment of the following trademarks and of all intellectual property rights associated with such trademarks: (i) Rezende, (ii) Wilson, (iii) Texas, (iv) Tekitos, (v) Patitas, (vi) Escolha Saudavel, (vii) Light Ellegant, (viii) Fiesta, (ix) Freski, (x) Confianca, (xi) Doriana and (xii) Delicata.

(b) Full disposal of the interest directly or indirectly held by the Promisors in the capital of Excelsior Alimentos SA, a publicly-held company enrolled in the National Database of Corporate Taxpayers - CNPJ/MF under No. 95.426.862/0001-97, and the resulting transfer of all tangible and intangible assets to the Purchaser.

(c) Joint divestment of all assets and rights associated with certain production units (including employees, facilities and equipment), consisting of (i) 10 processed food plants, (ii) 2 hog slaughtering plants, (iii) 2 poultry slaughtering plants, (iv) 4 animal feed plants, (v) 12 chicken breeder stock farms, (vi) 2 poultry hatcheries, as detailed in Exhibit 1;

(d) Divestment of all assets and rights associated with 8 Distribution Centers, as detailed in Exhibit 2;

(e) Assignment of the entire portfolio of contracts with integrated poultry and hog outgrowers, currently used to ensure the supply of the production structures mentioned in Paragraph 2.1 "c", contained in the Exhibit 1, plus as many other contracts as are needed to guarantee, at minimum, the supply of 100% of the poultry and 70% of the hogs that are used in the production of processed foods in the divested production units;

(f) The portfolio contracts referred to in item "e" and the assets listed in items "b", "c"

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 004	TRADUÇÃO NO.: 5212

and "d" should be geographically articulated along similar lines to those currently in operation by the Promisors;

(g) Subject to the consequences of Paragraph 10.4 if any of the following is not correct, the Promisors declare that all productive assets, tangible and intangible, listed in Paragraphs 2.1 "a" "b", "c" , "d" and "e", which are treated here all as one unit (referred to herein as the "Business"), correspond to an industrial food processing capacity in the amount of 730 (seven hundred and thirty) thousand metric tons, 96 (ninety-six) thousand metric tons of which is margarine, and the rest of which is in the relevant markets with competitive concerns;

(h) Suspension of the use of the PERDIGÃO brand in the Brazilian territory for a period of 3 (three) years, on the following products: (i) cooked hams, luncheon meat; (ii) pork festive line (frozen seasoned pork loin, smoked pork shoulder, seasoned bone/boneless pork leg, boneless baby tender ham, pork tender); (iii) smoked sausage and pork sausage;

(i) Suspension of the use of the PERDIGÃO brand in the Brazilian territory for a period of 4 (four) years, on the following products: (i) salamis;

(j) Suspension of the use of the PERDIGÃO brand in the Brazilian territory for a period of 5 (five) years, on the following products: (i) lasagnas (ii) frozen pizzas (iii) kibbes and meatballs, and (iv) turkey cold cuts light line;

(k) The Promisors may not use, for a period of 5 (five) years, in the categories listed in Paragraph 2.1 "h", "i" and "j", other than margarine, in natura turkey, bologna sausage, poultry party kit, hamburger, breaded products and frankfurters, other brands, already existing or that may be created, other than those listed in Exhibit: 3. The use of any such brands or denominations of such brands is not permitted in any manner. If it is determined at any time that the limits imposed under Exhibit 3 regarding the use of a brand cited therein have been violated, then the use of that brand will be definitively suspended for the period of time herein established for the category under which the violation falls.

(l) Suspension of the use of the BATAVO brand for 4 (four) years for products and categories listed in Paragraphs 2.1 "h", "i" and "j", as well as margarine, in natura turkey, bologna sausage, poultry festive line, hamburger, breaded products and sausages.

(m) For the purposes of this Paragraph 2.1, "brand" includes all its forms: simple or compound, figuratively, verbal or mixed, or other denominations derived from it, regardless of registration;

(n) The Promisors shall refrain, during the term of the TCD, from entering into any agreements with any points of sale, including wholesale and retail supermarkets and hypermarkets, including any agreements that imply de facto exclusivity or right of sales, publicity or merchandising, including product display at points of sale.

(o) As for turkey meat, the Promisors guarantee the supply in natura turkey meat to the purchaser of the Business in an amount corresponding to the market share of the Rezende brand, according to Nielsen data volumes (average for 2010), at the export selling price of that product;.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 005	TRADUÇÃO NO.: 5212

3. CONDITIONS FOR COMPLIANCE

3.1. The purchaser of the "Business" shall, individually and cumulatively, demonstrate to CADE:

a) financial health, including for future investments;

b) managerial and administrative capacity and;

c) absence of any ties, whether direct or indirect, including via external control, with the Promisors or their respective economic group.

3.2. The Promisors and its successors and subsidiaries, may not, directly or indirectly, by any means, establish any ties or regain any interest in the "Business", or parts thereof, for a minimum period of 10 (ten) years from the date of execution of this Performance Commitment Agreement.

3.3. The Promisors shall require that the purchaser guarantee that the purchaser will maintain the current employment levels of all units sold for a minimum period of 6 (six) months after the sale.

4. TIME LIMITS FOR COMPLIANCE

4.1. The Promisors shall take all necessary steps, within deadlines compliant with its other obligations under this Agreement, to have the "Business" ready and available for sale, including corporate reorganization, release of encumbrances and debts, organizational restructuring and any other necessary administrative measures.

4.2. The Promisors shall submit to CADE for approval, as soon as they have knowledge, the potential purchasers of the "Business".

4.3 The Promisors shall submit to CADE a binding document entered into with the Purchaser and relating to the acquisition of the “Business no later than March 13, 2012.

4.4 If the disposal agreements relating to the “Business” are not executed within the deadline established in item 4.3, the Promisors shall carry out an auction, with the minimum price established by an economic appraisal report prepared by a reputed financial entity, until June 13, 2012, and the winner will be the bidder offering the best/highest price, provided that the minimum price is observed.

4.5 Pursuant to the provisions in item 4.4., in case no purchaser is found, a new auction with no minimum prices shall be scheduled to be held until July 13, 2012, and the parties cannot object to the price reached in such auction.

4.6 Action to be taken regarding the use of the brands prescribed in Paragraphs 2.1 "h", "i", "j", "k" and "1" will apply beginning on the day following the execution of the sales contract to sell the "Business".

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 006	TRADUÇÃO NO.: 5212

5. PROMISORS OBLIGATIONS DURING THE PERIOD UP TO THE DEADLINE FOR DISPOSAL OF THE BUSINESS

5.1. To comply with the deadlines for the disposition of the assets and rights set forth in Paragraph 2.1, the Promisors shall:

(a) maintain fully functioning the production units that are subject to disposition, in operating conditions not inferior to those existing as of the date of this Agreement;

(b) replicate in the plants, production processes and products that are to be sold, the improvements made to the plants, production processes and products that will remain with BRF;

(c) maintain the employment levels at the production units, with the unjustified dismissal of staff being prohibited;

(d) maintain investment in marketing the brands that are to be sold at levels at least equivalent to those made in 2010;

(e) maintain market share of the brands to be sold, as measured by each Nielsen category, at least on par with 2010 Nielsen data, as shown in Exhibit 4. The market share at the time of disposition will be determined based on the average of the Nielsen data (volume) for 6 months prior to the sale of the "Business".

5.2. In order to meet production volumes and the portfolio of brands subject to disposition, the Promisors may replace or install production lines in the production units referred to in Paragraph 2.1 (c) , and/or replace plants initially identified in Exhibit: 1 by others that have the same operating capacity as the replaced production lines.

5.3. Replacements indicated in item 6.2 shall be assessed by CADE and, if applicable, permitted.

6. MONITORING OF THE TCD

6.1. CADE shall monitor compliance with this TCD, pursuant to Art. 47 of Law No. 8,884/94.

6.2. According to Art. 7, IX of Law No. 8,884/94, during the term of this TCD, CADE may at any time request that the Promisors provide data and information deemed necessary in regard to their obligations under this TCD.

6.3. The Promisors shall, after signing this instrument, keep CADE informed by submitting monthly reports on (i) the implementation of obligations undertaken in this TCD and (ii) the fulfillment of contracts with third parties based on such obligations.

6.4. To measure compliance with the obligations stated in this instrument, the Promisors will contract, at their own expense, within 10 days of signing this Agreement, highly-qualified independent auditors who are not restricted by economic regulatory bodies (CVM, BACEN and others).

7. CONFIDENTIALITY

7.1. Information and documents to be submitted by the Promisors to CADE for purposes of verifying and monitoring compliance with the obligations established under this TCD, and any request for waiver or modification of such obligations, shall be filed in a

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 007	TRADUÇÃO NO.: 5212

sealed envelope addressed to the President of CADE, marked "Confidential", ensuring complete confidentiality of their receipt, content and safekeeping.

7.2. Those portions of this TCD that are highlighted in black, as well as the Exhibits attached hereto, will be kept confidential, with the aim of effectively carrying out this Agreement in the best interests of the community.

8. SPECIFIC PERFORMANCE

8.1. In accordance with Art. 62 of Law No. 8,884/94, the breach of any promise under this TCD authorizes CADE to demand specific performance by the Promisors, in the judiciary branch, without prejudice to the penalties provided under this TCD.

9. THE PENALTIES

9.1. For violations where no greater penalty is expressly provided for under the other provisions of this Section 9, a daily fine of fifty thousand Reais (R$50,000.00), up to a maximum of $1,000,000 (one million Reais) , will be imposed and collected on behalf of the Fundo Nacional de Direitos Difusos (National Fund of Diffused Rights), without prejudice to the right to commence an administrative action for the investigation of an economic violation, under the provisions of Law No. 8,884/94.

9.2 In the event of noncompliance with the provisions of items 2.1 "h", "i", "j", "k," or "1", the Promisors shall be subject to a fine of twenty five million Reais (R$25,000,000) per violation.

9.3 In the event of noncompliance with the provisions of item 5.1 "e", the Promisors shall be subject to a fine of R$25,000,000 (twenty five million Reais) for each percentage point or fraction of market share lost in each product category.

9.4. In case of recurrence, specific or not, of a violation of the provisions of section 9.2, or a violation of items 2.1 "g", 4.5, 5.1 "a", "b", "c" and "d", which are not remedied within 10 days of the violation, subject to the penalties set out in item 9.1, this situation will be deemed an effective breach of the TCD. In that event, CADE may, pursuant to an analysis when convenient and opportune, review the operation under the terms of Art. 55 of Law No. 8,884/94, or determine the disposition of the SADIA or PERDIGÃO brand and all other intellectual property rights associated with them.

9.5. A determination by CADE that a breach under this TCD has occurred shall be preceded by the administrative procedures provided for in Art. 157 of the Internal CADE Rules.

10. DURATION OF THE COMMITMENT

10.1. This Agreement shall remain in effect until CADE, the Promisors, their respective legal successors and all related entities controlled directly or directly by such parties, have duly met all of their obligations hereunder.

11. CHANGES AND WAIVERS

11.1 The TCD can only be changed by resolution of CADE's board.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br		ROSEMARY APARECIDA POLATO
Telefones: 11-3230-7649 / 11-8521-3791			Tradutora Pública e Intérprete Comercial – Idioma: Inglês
LIVRO NO.: 039	PÁG NO.: 008		TRADUÇÃO NO.: 5212

12. PUBLICATION AND DISCLOSURE OF THE TCD

12.1 CADE will publish an extract of this TCD in the Diario Oficial da União (Official Gazette of the Union) and a full copy of the TCD will be available on the CADE Internet site, subject to the information identified as confidential, pursuant to the CADE Internal Rules.

And, in agreeing to the terms set forth in this document, CADE and the Promisors will sign four original copies before two witnesses.

Brasilia, July 13, 2011.

[Illegible Signature]
CONSELHO ADMINISTRATIVO DE DEFESA ECONOMIC (ADMINISTRATIVE COUNCIL FOR ECONOMIC DEFENSE)

[Illegible Signature]			[Illegible Signature]
BY BRF S.A.			BY SADIA S.A.

Witnesses:

[Illegible Signature]			[Illegible Signature]
Name/ID			Name/ID

CONFIDENTIAL EXHIBITS

PERFORMANCE COMMITMENT AGREEMENT
CONCENTRATION ACT NO. 08012.004423/2009-18

ATTACHMENT 1

DETAILS OF THE PRODUCTION ASSETS SUBJECT TO
DISPOSAL BY THE PROMISORS

SLAUGHTERING OPERATIONS
Production Unit	State	Address	Line	Capacity (in millions of heads/year)
Carambeí (CBI)	PR	Avenida dos Pioneiros, 2510, Centro	Hog slaughtering
Três Passos (TPA)	RS	Rua Jose Bonifacio, 300, Centro	Hog slaughtering
Brasília (BRA)	DF	Area Isolada Guariroba, Lote 04 Blocos A/N, Samambaia	Poultry slaughtering
São Gonçalo (SGO)	BA	Rod BA 502, KM 10, S/N, Centro Industrial Subae – CIS, São Gonçalo dos Campos	Poultry slaughtering
TOTAL

*This portion of the Exhibit has been redacted pursuant to a confidential treatment request. The information that has been redacted has been filed separately with the Commission.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones: 11-3230-7649 / 11-8521-3791		Tradutora Pública e Intérprete Comercial – Idioma: Inglês
LIVRO NO.: 039	PÁG NO.: 008	TRADUÇÃO NO.: 5212

FINISHED PRODUCT
Production Unit	State	Address
Carambeí (CBI)	PR	Avenida dos Pioneiros, 2510,Centro
Três Passos (TPA)	RS	Rua Jose Bonifacio, 300,Centro
Brasília (BRA)	DF	Area Isolada Guariroba, Lote04 Blocos A/N, Samambaia
São Gonçalo (SGO)	BA	Rod BA 502, KM 10, S/N,Centro Industrial Subae –CIS, São Gonçalo dosCampos
Salto Veloso (SVO)	SC	Rua Saul Brandalise, 118, Centro
Bom Retiro do Sul (BRS)	RS	Rua Reinaldo Noschang, 290, Sl 01, Centro
Lages (LGS)	SC	Rod BR 116, km 255, Área Industrial
Duque de Caxias (DUQ)	RJ	Estrada Venancio Pereira Veloso, 1479, Capivari
Várzea Grande (VGR)	MS	Alameda Julio Muller, 1650, Porto Velho
Valinhos (VAL)	SP	Avenida Gessy Lever, 99, Parte A, Linheiro
Excelsior (EXC)*	RS	Barão do Arroio Grande 192 – Casa, Arroio Grande
*THE TOTAL INTEREST HELD BY PROMISORS IN EXCELSIOR ALIMENTOS S.A. WILL BE DISPOSED OF IN ACCORDANCE WITH CLAUSE 2.1(A)(i) OF THE TCD.

*This portion of the Exhibit has been redacted pursuant to a confidential treatment request. The information that has been redacted has been filed separately with the Commission.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones: 11-3230-7649 / 11-8521-3791		Tradutora Pública e Intérprete Comercial – Idioma: Inglês
LIVRO NO.: 039	PÁG NO.: 0010		TRADUÇÃO NO.: 5212

INTEGRATION
Production Unit	State	Address	Line
Carambei (CBI)	PR	Avenida dos Pioneiros, 2324, Centro	Feed plant
		Avenida dos Pioneiros, 2324, Centro	Incubators/pork farm
São Gonçalo (SGO)	BA	Rod BR 324, S/N, KM 99, Centro Industrial Subae – CIS, Feira de Santana	Feed plant
		Rod BR 324, S/N, KM 90, Fazenda Camundongo, Humildes, Feira de Santana	Incubators/poultry farm
		Estrada do Limoeiro, S/N, Limoeiro,Feira de Santana	Incubators/poultry farm
		Est da Barraca, S/N, Fazenda Rocadinho, Jaiba, Feira de Santana	Incubators/poultry farm
Três Passos (TPA)	RS	Rua Jose Bonifacio, 300, Centro	Feed plant
		Rua Jose Bonifacio, 300, Centro	Incubators/pork farm
Brasília (BRA)	DF	Quadra 800, Lote 01, Recanto das Emas	Feed plant
		Rod BR 060 Km 14, s/nº, Recanto das Emas	Incubators/poultry farm
* * *

PERFORMANCE COMMITMENT AGREEMENT
CONCENTRATION ACT NO. 08012.004423/2009-18

ATTACHMENT 2

DETAILS OF THE DISTRIBUTION CENTERS SUBJECT TO DISPOSAL BY THE PROMISORS
City	State	Address	Borough
Salvador (SLV)	BA	Rod BR 324, 8859, km 7,5	Piraja
Duque de Caxias (RJO)	RJ	Avenida Dona Tereza Cristina, 1478	Capivari
Campinas (CMP)	SP	Rua Guido de Camargo Penteado Sobrinho, 601	Parque Real
Bauru (BAU)	SP	Avenida Amapa, 5-60	Vila Coralina
Brasilia (BRS)	DF	St Saa, Quadra 04 Lts 565/615/665, S/N	Zona Industrial Asa Norte
São José dos Pinhais	PR	Rod BR 277, S/N, KM 67 - Sala 01	São Sebastião
Ribeirão Preto (RPT)	SP	Rua Bolivia, 1483	Jardim Independencia
Cubatão	SP	Avenida Nossa Senhora de Fátima, 1262	Jardim Casqueiro

*This portion of the Exhibit has been redacted pursuant to a confidential treatment request. The information that has been redacted has been filed separately with the Commission.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 013	TRADUÇÃO NO.: 5212

CURRENT FACILITIES								
DC	Employees	POSITIONS NUMBERS				EXP CAP (ton)*	DC Area (sq.m)	3rd Party Area (sq.m)
		Frozen	Chilled	Dry	TOTAL			
SLV	BRF	[redacted]*	[redacted]*	[redacted]*	[redacted]*	[redacted]*	8.163	21.467
RJO	Sadia	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	17.516	51.451
CMP	BRF	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	4.800	40.500
RPT	Sadia	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	3.404	5.176
BAU	Sadia	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	3.565	4.400
SNT	BRF	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	3.445	14.533
**CWB	BRF	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	7.000	50.000
BRS	BRF	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	1.500	6.000
Total		[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	49393	193527

*Considering stock turnover 2
** Operator under Contract

PERFORMANCE COMMITMENT AGREEMENT
CONCENTRATION ACT NO. 08012.004423/2009-18

ATTACHMENT 3

BRANDS THAT MAY BE USED BY PROMISORS IN THE PRODUCT CATEGORIES AND PERIOD OF TIME AS ESTABLISHED IN ITEM 2.1.K.

PRODUCT CATEGORIES	BRANDS
In natura meat from Peru	• Sadia • Perdigão
Margarines	• Sadia • Perdigão • Deline • Qualy • Claybom
Bologna Sausage	• Sadia • Sadilar • Perdigão
Poultry Seasonal Kit *[Kit Festa Aves]*	• Chester • Sadia • Perdigão
Hamburger	• Sadia • Perdigão

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 013	TRADUÇÃO NO.: 5212

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 013	TRADUÇÃO NO.: 5212
PERFORMANCE COMMITMENT AGREEMENT CONCENTRATION ACT NO. 08012.004423/2009-18 ATTACHMENT 4 MARKET SHARE SCHEDULE (VOLUME) ACCORDING TO NIELSEN, 2010
*This portion of the Exhibit has been redacted pursuant to a confidential treatment request. The information that has been redacted has been filed separately with the Commission.

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 014	TRADUÇÃO NO.: 5212

BOLOGNA SAUSAGE (MARKET SHARE - VOLUME)	2010
BATAVO	[redacted] *
TURMA DA MONICA	
BOLOGNELLA	
BOLOGNA OURO	
O. PERDIGAO	
BORELLA	
CONFIANCA	
FRESKI	
AVIPAL	
SENFTER	
SINOSUL	
EXCELSIOR	
REZENDE	
DEFUMADA	
SADILAR	
O. SADIA	
DI PAIOL	
PREZATO	

Brands with sale not specified by Nielsen:

Clubinho
Rezendella
Chester
Freski
Pense Light
Boticceli
Avipal

CHARCUTERIE (MARKET SHARE - VOLUME)	2010
BATAVO	[redacted] *
PERDIGAO	
ESCOLHA SAUDÁVEL	
CONFIANCA	
FRESKI	
AVIPAL	
SENFTER	
EXCELSIOR	
REZENDE	
SADIA	
SADILAR	
WILSON	
DI PAIOL	
PREZATO	

Brands with sales not specified by Nielsen:

Sadia Light
Chester
Ouro
Pense Light
Avipal

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 014	TRADUÇÃO NO.: 5212

FRANKFURTERS - MARKET SHARE - VOLUME)	2010
BATAVO	[redacted]*
PERDIGAO	
CONFIANCA	
FRESKI	
AVIPAL	
SENFTER	
SINOSUL	
EXCELSIOR	
REZENDE	
SADIA	
SADILAR	
WILSON	
DI PAIOL	
PREZATO	

Brands with sales not specified by Nielsen:

Clubinho
Sadia Light
Chester
Ouro
Turma da Mônica
Freski
Pense Light
Avipal

HEALTHY COLD CUTS (MARKET SHARE - VOLUME)	2010
BATAVO	[redacted]*
PERDIGAO	
FRESKI	
SADIA	
EXCELSIOR	
REZENDE	

Brands with sales not specified by Nielsen:

Sadia Light
Chester
Escolha Saudável
Light & Ellegant
Freski
Pense Light

Data: 27/04/20122

Matrícula No. 1662 -JUCESP
Portaria 68/00 de 12/07/2000
CPF No.: 351.218.318-20
R.G. No.: 5.437.973-8
INSS: 10423230171
CCM: 2.931.842-4
Rua Santo Amaro, 766/144A
São Paulo, SP - Brasil
CEP 01315-000
e-mail:	rosepolato@terra.com.br	ROSEMARY APARECIDA POLATO
Telefones:	11-3230-7649 / 11-8521-3791	Tradutora Pública e Intérprete Comercial – Idioma: Inglês

LIVRO NO.: 039	PÁG NO.: 014	TRADUÇÃO NO.: 5212

Data: 27/04/20122